UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       CLAYMORE EXCHANGE-TRADED FUND TRUST
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                 (SEE NEXT PAGE)
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)




2455 CORPORATE WEST DRIVE, LISLE, ILLINOIS                   60532
  (Address of principal executive offices)                 (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                              Name of Each Exchange on Which
to be so Registered:                         Each Class is to be so Registered:
-------------------                          ---------------------------------

Shares of beneficial interest, no par value        American Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-134551; 811-21906.

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, without par value, of the following portfolio, a separate series of Claymore Exchange-Traded Fund Trust (the "Trust") to be registered hereunder is set forth in Post-Effective Amendment No. 47 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-134551; 811-21906), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust's three investment portfolios to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Claymore U.S. Capital Markets Bond ETF                                26-1318224
Claymore U.S. Capital Markets Micro-Term Fixed Income ETF             26-1318280
Claymore U.S.-1 - The Capital Markets Index ETF                       26-1318420

ITEM 2.  EXHIBITS

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit
(a)(2) to Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on September 15, 2006.

2. The Trust's By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on September 15, 2006.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             CLAYMORE EXCHANGE-TRADED FUND TRUST

Date: February 8, 2008                       By:    /s/ Nicholas Dalmaso
                                             -----------------------------------
                                                    Nicholas Dalmaso
                                                    Chief Executive Officer